                                                                  EXHIBIT 99.2

[CENTERPOINT ENERGY LOGO]             For more information, contact:
                                      MEDIA:
                                      FLOYD LEBLANC
                                      Phone    713.207.7125
                                      INVESTORS:
                                      MARIANNE PAULSEN
                                      Phone    713.207.6500

FOR IMMEDIATE RELEASE                                              Page 1 of 1



             CENTERPOINT ENERGY COMPLETES SALE OF FOSSIL GENERATION Proceeds of $2.231 billion will be used primarily to pay down debt


         HOUSTON - DECEMBER 15, 2004 - CenterPoint Energy, Inc. (NYSE: CNP) announced today that its subsidiary Texas Genco Holdings, Inc. completed the sale of its fossil generation assets (coal, lignite and gas-fired plants) to Texas Genco LLC, formerly known as GC Power Acquisition LLC. In this first step of a two-step transaction, CenterPoint Energy received cash proceeds from the sale of $2.231 billion. CenterPoint Energy intends to use the proceeds primarily to repay outstanding indebtedness.

         This sale completes the first step of the transaction announced in July in which Texas Genco LLC will acquire CenterPoint Energy's wholesale electric power generation company. Texas Genco LLC is owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group.

         "The sale enables CenterPoint Energy to reduce its debt and concentrate on its energy delivery businesses," said David M. McClanahan, president and chief executive officer of CenterPoint Energy. "Of course it's hard for us at CenterPoint Energy to let go of a business that has been a part of our company for so many years. But under the plan we developed in response to the 1999 Texas electric restructuring law, it is time for CenterPoint Energy to take this step."

         In the second step of the transaction, Texas Genco LLC will acquire Texas Genco Holdings for an additional cash payment of $700 million. At that time Texas Genco Holdings' principal remaining asset will be its ownership interest in the South Texas Project nuclear generating facility. That step is expected to take place in the first half of 2005 following receipt of approval by the Nuclear Regulatory Commission. Total cash proceeds to CenterPoint Energy from both steps of the transaction are expected to be approximately $2.931 billion, representing a price to CenterPoint Energy of $45.25 per share for its ownership interest in Texas Genco Holdings.

         CenterPoint Energy was advised on the transaction by Citigroup Global Markets Inc., Baker Botts L.L.P. and Day, Berry & Howard LLP. The special committee of independent directors of Texas Genco Holdings was advised by RBC Capital Markets Corporation and Haynes and Boone, LLP. Texas Genco LLC was

                                     -more-

                                                                  EXHIBIT 99.2

[CENTERPOINT ENERGY LOGO]             For more information, contact:
                                      MEDIA:
                                      FLOYD LEBLANC
                                      Phone    713.207.7125
                                      INVESTORS:
                                      MARIANNE PAULSEN
                                      Phone    713.207.6500

FOR IMMEDIATE RELEASE                                              Page 2 of 2



advised by Goldman Sachs, Deutsche Bank and Morgan Stanley and the law firms Simpson Thacher & Bartlett LLP, Stroock & Stroock & Lavan LLP, Vinson & Elkins LLP and Balch & Bingham LLP.

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future events and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the satisfaction of certain closing conditions relating to the future transactions described in this release, the timing and impact of future regulatory decisions, and other factors discussed in CenterPoint Energy's and Texas Genco Holdings' Form 10-Ks for the period ended December 31, 2003, Form 10-Qs for the periods ended March 31, 2004, June 30, 2004, and September 30, 2004 and other filings with the Securities and Exchange Commission.


                                       ###